Exhibit 99.1

Global Net Lease Enters into Agreement to Sell McLaren Campus for £250 Million

NEW YORK – December 8, 2025 – Global Net Lease, Inc. (NYSE: GNL) (“GNL” or the “Company”) announced today that it has entered into an agreement (the “Agreement”) to sell the McLaren Campus (comprising the McLaren Technology Centre, Production Centre and Thought Leadership Centre) – a three-building, 840,000-square-foot property located in Woking, Surrey, England – for £250 million at a 7.4% cash cap rate. Since the opportunistic acquisition of the McLaren Campus in April 2021 for £170 million, GNL has negotiated a favorable lease, increasing rents by 14.5%, and significantly enhancing the property’s value ahead of the sale.

“We believe the sale of the McLaren Campus represents a compelling opportunity for GNL to realize a significant premium on the property, with the sale price reflecting a 210 basis-point compression in the cash cap rate since acquisition,” said Michael Weil, CEO of GNL. “We plan to deploy a significant amount of the net sale proceeds to meaningfully reduce outstanding debt, which we believe will strengthen our balance sheet, increase liquidity, and expand capacity on our Revolving Credit Facility. We believe the transaction enhances GNL’s position, providing added flexibility and ample dry powder to pursue attractive strategic initiatives, including opportunistic share repurchases, acquisitions, or a combination of the two, that could drive long-term earnings growth while maintaining a disciplined balance sheet and a high-quality, resilient portfolio.”

GNL received a £23.9 million deposit from the buyer at signing of the Agreement, which became non-refundable as of December 7, 2025, subject to GNL performing its obligations under the Agreement. The transaction is expected to close on or about December 22, 2025.

About Global Net Lease, Inc.

Global Net Lease, Inc. (NYSE: GNL) is a publicly traded internally managed real estate investment trust that focuses on acquiring and managing a global portfolio of income producing net lease assets across the U.S., and Western and Northern Europe. Additional information about GNL can be found on its website at www.globalnetlease.com.

Important Notice

The statements in this press release that are not historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that could cause the outcome to be materially different. The words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “expects,” “estimates,” “projects,” “potential,” “predicts,” “plans,” “intends,” “would,” “could,” “should” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside of the Company’s control, which could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include the risks that any potential future acquisition or disposition by the Company, including the sale of the McLaren Campus, is subject to market conditions, capital availability and timing considerations and may not be identified or completed on favorable terms, or at all. Some of the risks and uncertainties, although not all risks and uncertainties, that could cause the Company’s actual results to differ materially from those presented in the Company’s forward-looking statements are set forth in the “Risk Factors” and “Quantitative and Qualitative Disclosures about Market Risk” sections in the Company’s Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and all of its other filings with the U.S. Securities and Exchange Commission, as such risks, uncertainties and other important factors may be updated from time to time in the Company’s subsequent reports. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Contacts:

Investor Relations

Email: investorrelations@globalnetlease.com

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